UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 19, 2008

Triad Guaranty Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-22342	56-1838519
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

101 South Stratford Road

Winston-Salem, North Carolina 27104

(Address of principal executive offices) (zip code)

(336) 723-1282

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)

On November 19, 2008, the Compensation Committee (the “Committee”) of the Board of Directors (the “Board”) of Triad Guaranty Inc. (the “Company”) approved the 2009 Executive Compensation Program (the “Program”) following the earlier review and approval of the Program by the Illinois Division of Insurance. The Program is applicable to executives who are members of the executive committee, including Kenneth W. Jones, President and Chief Executive Officer of the Company and its subsidiaries, and those executives designated by the Committee. The design of the Program is based on a revised compensation philosophy that reflects the significant change in the Company’s focus from profit generation to managing a solvent run-off. The four key principles of the Program are as follows:

•	To retain key executives with the talent and the knowledge of the Company and industry to drive success;
•

To motivate, and provide an incentive for, executives to achieve financial performance and other quantitative and qualitative targets associated with satisfaction of all legitimate policyholder claims and ultimate solvency of the Company;

•	To reward exceptional performance; and
•	To provide a level of financial security to key executives to allow them to focus on executing the run-off plan in a difficult corporate environment.

The material terms of the components of the Program, which are generally effective January 1, 2009, are described below.

Base Salary: Salary adjustments have been recommended for selected executives to recognize their technical expertise, leadership skills, strategic focus and years of experience and to reflect the anticipated value of their position at the Company in 2009. Under the Program, the annual base salary of Mr. Jones will remain $350,000 for 2009.

Annual Performance-based Cash Incentive Award: The annual performance-based cash incentive award component of the Program will recognize the accomplishment of key corporate goals and individual objectives and, if those targets are not met, the award will reflect the missed opportunity. The targeted cash amounts were established by determining the value of the contributions of the executive’s position and are a set dollar amount rather than a percentage of base salary. Targeted amounts will be provided when the individual and the Company have met the goals and objectives to be approved by the Committee. In most cases, weighting for the targeted award is 80% on corporate performance and 20% on the individual’s performance, however, the Committee has the discretion to award up to 150% of the targeted amount to those executives who deliver exceptional results against their individual objectives. The corporate goals will be recommended by the executive committee and approved by the Committee prior to December 31, 2008. Upon the approval of the corporate goals, each executive will develop his or her individual objectives for approval by the Chief Executive Officer no later than January 31, 2009 and approval by the Committee thereafter. In most cases, a minimum bonus opportunity is available as a “retention guarantee” for those executives in key positions for the ongoing operations of the Company. The minimum annual cash incentive award for Mr. Jones is $100,000 and his targeted annual cash incentive award is $200,000.

Long-Term Retention Opportunity: In addition to the minimum annual cash incentive award described above, two other retention components, a long-term cash award and an equity award, are available under the Program for senior executives, with a focus on a much longer retention goal.

Long-Term Equity Award

The long-term cash awards have a four-year cliff vesting, such that an executive must remain with the Company until December 31, 2012 to receive the award. If the executive’s position is involuntarily eliminated prior to December 31, 2012 for reasons other than cause, including position elimination alone or in conjunction with a change in control, the cash award will fully vest upon termination. Under the Program, Mr. Jones will have an opportunity to receive a long-term retention bonus of $350,000.

Long-Term Equity Award

The long-term equity awards are intended to supplement the long-term cash awards and to provide an additional incentive for a solvent result to the run-off. Equity awards will be in the form of phantom stock to give the Board flexibility to provide the final award in either restricted stock or cash. Equity awards will be issued with a four-year vesting with equal vesting in three annual installments beginning on January 1, 2011. In accordance with the Company’s current and past practice, these awards will fully vest upon involuntary termination for reasons other than for cause.

On November 19, 2008, pursuant to the Company’s 2006 Long-Term Stock Incentive Plan (the “Plan”), and under the Program, the Committee approved an award of 35,000 phantom shares to Mr. Jones. Each share of phantom stock is the economic equivalent of one share of the Company’s common stock. The shares of phantom stock become payable, in cash or the Company’s common stock, at the election of the Committee upon vesting. The award will vest in equal one-third amounts on January 1, 2011, January 1, 2012 and January 1, 2013. The award will fully vest upon involuntary termination for reasons other than for cause.

Severance: The 2008 Severance Guidelines have been extended into 2009 without any changes. For executives, the severance program includes annual base salary and the annual targeted cash award, and is provided monthly based on the executive’s position in the Company and seniority. Under the Program, Mr. Jones is entitled to receive 18 months of severance pay.

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a)

On November 20, 2008, the Board approved an amendment to the Bylaws of Triad Guaranty Inc. (the “Bylaws”), effective immediately (the “Amendment”). The Bylaws were amended to decrease the minimum number of directors serving on the Board from five to four.

The foregoing is a summary of the Amendment to the Bylaws that is immediately effective and is qualified in its entirety by reference to the Amendment to the Bylaws of Triad Guaranty Inc., which is included as Exhibit 3.2 to this report and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

Exhibit No.	Description

3.2	Amendment to the Bylaws of Triad Guaranty Inc.

10.57	Summary of 2009 Executive Compensation Program

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Triad Guaranty Inc.

/s/ Kenneth S. Dwyer
November 25, 2008	Kenneth S. Dwyer
Vice President and Chief Accounting Officer

EXHIBIT INDEX

Exhibit No.	Description

3.2	Amendment to the Bylaws of Triad Guaranty Inc.

10.57	Summary of 2009 Executive Compensation Program